WINWIN GAMING, INC.

INVESTOR RIGHTS AGREEMENT

EXECUTIVE COPY

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of April 21, 2006 by WinWin Gaming, Inc., a Delaware corporation (the “Company”) and the “Investors” set forth on the signature page hereto.

RECITALS

WHEREAS, Investors hold warrants (the “Warrants”) to purchase shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) pursuant to that certain Secured Convertible Note and Warrant Purchase Agreement dated as of even date herewith (the “Purchase Agreement”) and a right to convert certain secured convertible promissory notes that shall be executed pursuant to the Purchase Agreement into shares of Common Stock and/or equity securities of the Company (the “Convertible Notes”).

WHEREAS, in connection with the Warrants and Convertible Notes, the Company and Investors agree to enter into this Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

SECTION 1

DEFINITIONS

1.1  Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean with respect to any Person, any Person which directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Conversion Shares” shall mean the Common Stock and/or equity securities of the Company issued or issuable upon conversion of the Convertible Notes (or Common Stock issuable upon conversion thereof).

“Holder” shall mean any person owning or having the right to acquire Registrable Securities or any assignee thereof.

“Person” shall mean an individual, a corporation, a partnership, a trust or unincorporated organization or any other entity or organization.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means (a) the Conversion Shares, (b) all shares of Common Stock owned by the Investors (assuming full exercise of the Warrants) and (c) any Common Stock issued (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Common Stock described in clauses (a) or (b) hereof.

“Registration Expenses” shall mean all reasonable expenses incurred by the Company in complying with Sections 2.4 and 2.5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and all reasonable fees and disbursements of one special counsel for all of the Holders who elect to include their Registrable Securities in any such registration.

“Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar or successor federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

“Shares” shall mean shares of Common Stock of the Company.

SECTION 2

REGISTRATION RIGHTS;

RESTRICTIONS ON TRANSFERABILITY

2.1  Restrictions. The Shares and the Conversion Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investors will cause any proposed purchaser, assignee, transferee or pledgee of the Shares and the Conversion Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

2.2  Restrictive Legend. Each certificate representing (a) the Shares, (b) the Conversion Shares, and (c) any other securities issued in respect of the securities referenced in clauses (a) and (b) upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AGREEMENTS BETWEEN THE COMPANY AND THE ORIGINAL STOCKHOLDER, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.”

Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.

2.3  Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legends set forth in this Section 2, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement.

2.4  Required Registration.

(a)  Within forty-five (45) days following the Closing (as defined in the Purchase Agreement), the Company shall file a registration statement covering the Shares underlying the Warrants and the Conversion Shares, and use its commercially reasonable best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) and cause such registration statement to be declared effective within one hundred twenty (120) days thereafter.

(b)  In the event that such registration statement is not declared effective within one hundred eighty (180) days following the Closing, the Warrants’ Exercise Price (as defined therein) and the Convertible Notes’ Conversion Price (as defined therein) shall be reduced by $0.025 per share for each thirty (30) day period that the effectiveness of the registration statement is delayed, but in no event shall this provision cause the Exercise Price to be reduced below $0.40 per share.

2.5  Company Registration.

(a)  Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a merger, acquisition or exchange, or (iii) a registration relating to convertible debt transaction, the Company will:

(i)  promptly give to each Holder written notice thereof; and

(ii)  include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within twenty (20) days after receipt of such written notice from the Company by any Holder, but only to the extent that such inclusion will not diminish the number of securities included by the Company or by Holders of the Company’s securities who have demanded such registration and further subject to the underwriter’s right to limit the number of securities included in the registration as set forth in Section 2.5(b) below.

(b)  Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.5(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.5 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the Holders who have demanded such registration, as the case may be). Notwithstanding any other provision of this Section 2.5, if the managing underwriter determines in its sole discretion that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, provided that the managing underwriter shall first limit the number of shares underwritten of all stockholders other than Holders participating in such registration on a pro rata basis based on the total number of securities entitled to be included in such registration, and second limit the shares of any participating Holders. Alternatively, the managing underwriter may determine that all or certain Registrable Securities requesting registration must be excluded or limited in order not to impair the pricing of the registration and underwriting. Such exclusion or limitation shall be in the sole discretion of the managing underwriter and shall be applied pro rata to all holders of Registrable Securities requesting registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest one hundred (100) shares. If any Holder or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the date of the final prospectus included in the registration statement relating thereto. Notwithstanding the foregoing, the Holder’s right to include Registrable Securities in an underwritten offering shall be subject to the provisions of a registration rights agreement that is to be entered into between the Company and Solidus Networks, Inc., in the form attached to that certain Amended and Restated Joint Venture Agreement, dated as of April 14, 2006 (the “Joint Venture Agreement”), between Company and Solidus Networks, Inc.

(c)  Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.5 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

2.6  Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.4 and 2.5 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

2.7  Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will:

(a)  Prepare and file with the Commission a registration statement with respect to the Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the registration statement has been completed; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period that the Holder refrains from selling any securities included in such registration at the request of the Company or an underwriter of the Common Stock (or any other securities) of the Company, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which includes (A) any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (a) and (b) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the registration statement;

(b)  Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement and amendments and supplements thereto, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(c)  Cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(d)  Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(e)  Provide transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than effective date of such registration;

(f)  Prepare and file amendments of or supplements to the registration statement or prospectus necessary to comply with the Securities Act with respect to disposition of the Registrable Securities covered by such registration statement;

(g)  Use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or subject to service of process in that jurisdiction;

(h)  Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2.7, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2.7, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(i)  Make generally available to its security holders, and to deliver to each Holder participating in the registration statement, an earnings statement of the Company that will satisfy the provisions of Section 11(a) of the Securities Act covering a period of 12 months beginning after the effective date of such registration statement as soon as reasonably practicable after the termination of such 12-month period; and

(j)  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder and other security holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.8  Indemnification.

(a)  The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

(b)  Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided however that in no event shall any indemnity under this Section 2.8(b) exceed the net proceeds from the offering received by such Holder.

(c)  If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to a party entitled to indemnification under this Section 2.8 (the “Indemnified Party”) with respect to any loss, liability, claim, damage or expense referred to herein, then the party required to provide indemnification (the “Indemnifying Party”), in lieu of indemnifying such Indemnified Party hereunder, instead shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(d)  Each Indemnified Party shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain its own separate counsel with the reasonable fees and expenses to be paid by the Indemnifying Party if the Indemnified Party reasonably determines that representation of such Indemnified Party would be appropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

2.9  Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

2.10  Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its commercially reasonable best efforts to:

(a)  Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Exchange Act;

(b)  File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)  So long as Investors owns any Restricted Securities, to furnish to the Investors forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investors may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investors to sell any such securities without registration.

2.11  Termination of Rights. The rights of any particular Holder to cause the Company to register securities under Sections 2.4 and 2.5 shall terminate with respect to such Holder on the date when such Holder can sell all of its Registrable Securities in a single transaction pursuant to Rule 144 of the Securities Act.

SECTION 3

RIGHT OF PARTICIPATION

3.1  Right of Participation. Subject to the terms and conditions contained in this Section 3, the Company hereby grants to each Investor the right of participation (the “Right of Participation”) to purchase its Participation Amount (as defined below) of any New Securities (as defined in Section 3.2) which the Company may, from time to time, propose to sell and issue. Investor’s “Participation Amount” for purposes of this Section 3 is equal to (x) the face value of the Convertible Notes originally purchased by such Investor, divided by (y) the price per share paid or proposed to be paid for the New Securities.

3.2  Definition of New Securities. Except as set forth below, “New Securities” shall mean any equity or equity-linked securities of the Company, including Common Stock, whether authorized or not, and rights, options or warrants to purchase said shares of Common Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock. Notwithstanding the foregoing, “New Securities” does not include:

(a)  the Conversion Shares,

(b)  all shares of Common Stock issued or deemed issued to officers, directors, consultants, advisors or employees of this Company, pursuant to a stock option plan approved by the Board of Directors of the Company,

(c)  stock issued in connection with any stock split, stock dividend or recapitalization by the Company,

(d)  stock issued upon any Investor’s exercise of the Warrants,

(e)  equity or equity-linked securities issued in connection with a strategic transaction approved by the Board of Directors of the Company;

(f)  equity or equity-linked securities issued pursuant to a loan arrangement or debt financing from a bank, equipment lessor or similar financial institution approved by the Board of Directors of the Company;

(g)  upon the written consent of all of the holders of outstanding shares of Registrable Securities that expressly states that the right of right of participation in this Section 3 shall not apply to such New Securities;

(h)  upon the exercise, exchange or conversion of any options or other convertible securities outstanding as of the date hereof; and

(i)  pursuant to the terms of, or contemplated by, the Joint Venture Agreement or any exhibit or schedule thereto.

3.3  Notice of Right. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same. The Investors shall have thirty (30) days from the date of receipt of any such notice to agree to purchase shares of such New Securities (up to the amount referred to in Section 3.1), for the price and upon the terms specified in the notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

3.4  Exercise of Right. If any Investor exercises its Right of Participation hereunder, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place as soon as practicable after the Investor gives notice of such interest.

3.5  Transfer of Right of Participation. The Right of Participation granted under Section 3 of this Agreement may not be assigned or transferred.

3.6  Rights of Affiliated Holders. For purposes of this Section 3, Holders who are Affiliates of one or more other Holders shall, at the election of a Holder and one or more such Affiliates, be treated as a group (a “Holder Group”). Members of a Holder Group shall have the right to reallocate the rights granted by this Section 3 among themselves as they determine.

3.7  Termination of Right of Participation. The Right of Participation granted under this Section 3 of this Agreement shall terminate on and be of no further force or effect upon the first anniversary of the date hereof.

3.8  Right of Participation Subject to Solidus Right

. The right of participation granted hereunder is subject to the right of first offer that will be granted to Solidus Networks, Inc. upon the execution of the proposed registration rights agreement, a form of which is attached to the Joint Venture Agreement.

SECTION 4

AFFIRMATIVE COVENANTS OF THE COMPANY

The Company hereby covenants and agrees as follows:

4.1  Inspection. The Company shall permit each Holder, at such Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Holder.

4.2  Confidentiality. Each Holder agrees and will cause any representative of such Holder to hold in confidence and trust and not use or disclose any information provided to or learned by it in connection with its rights under this Section 4 that is identified in writing as confidential (the “Confidential Information”), except that such Holder may disclose such information to any partner, member, subsidiary or parent of such Holder for the purpose of evaluating its investment in the Company as long as (a) such partner, member, subsidiary or parent is advised of the confidentiality provisions of this Section 4.2 and (b) such Holder uses its commercially reasonable best efforts to ensure that such partner, member, subsidiary or parent holds such information in confidence and trust and will not use or disclose any information provided to or learned by it except as required by law. Notwithstanding the above, this Section 4.2 shall not apply to any information which any such Holder can prove:

(a) was in the public domain at the time it was disclosed or has entered the public domain through no fault of such Holder;

(b) was known to such Holder, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure;

(c) is disclosed with the prior written approval of the Company;

(d) was independently developed by such Holder without any use of the Confidential Information and by employees of such Holder who have not had access to the Confidential Information, as demonstrated by files created at the time of such independent development;

(e) becomes known to such Holder, without restriction, from a source other than the Company without breach of this Section 4.2 by such Holder and otherwise not in violation of the Company’s rights;

(f) is disclosed generally to third parties by the Company without restrictions similar to those contained in this Section 4.2; or

(g) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that such Holder shall provide prompt notice of such court order or requirement to the Company to enable the Company to seek a protective order or otherwise prevent or restrict such disclosure.

SECTION 5

MISCELLANEOUS

5.1  Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns, heirs, executors and administrators and permitted transferees of the parties hereto.

5.2  Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

5.3  Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements entered into and performed in the State of New York solely by residents thereof without reference to principles of conflicts of laws or choice of laws.

5.4  Choice of Venue; Waiver of Right to Jury Trial.

(a)THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE DEEMED MADE, EXECUTED, PERFORMED AND CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PARTY. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PARTY AT ITS ADDRESS FOR NOTICES AS PROVIDED HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PARTY UNDER THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION.

(b)EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.5  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.6  Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

5.7  Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

5.8  Amendment and Waiver. Any provision of this Agreement may be amended with the written consent of the Company and the Holders of a majority of the outstanding shares of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company but in no event shall any amendment or waiver materially alter the obligations or rights of any Holder, except upon the written consent of such Holder. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.

5.9  Rights of Holders. Each Holder of Registrable Securities shall have the right to exercise or refrain from exercising any right or rights that such Holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such Holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

5.10  Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing.

5.11  Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

5.12  Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which are incorporated herein by this reference.

5.13  Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, correspondence, agreements, understandings, duties or obligations among the parties with respect to the subject matter hereof.

5.14  Further Assurances. From and after the date of this Agreement, upon the request of a party, the other parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

5.15  Transfers of Stock. Investor may transfer any or all of its Common Stock, provided that such transferee or transferees are (i) “accredited investors” as defined in Section 1.11(a)(ii) hereof, (ii) are financial institutions or have a similar level of experience as Investor in investing in private debt and equity securities, subject to compliance with applicable securities laws, and (iii) such transfer is effected in compliance with all applicable state and federal securities laws.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

WINWIN GAMING, INC.

By:	/s/ Patrick Rogers
Name: Patrick Rogers
Title: President & CEO

[SIGNATURE PAGE OF INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

By:	/s/ Michael Clofine	Address:	280 Park Avenue 5th Floor Bast. New York, NY 10017

Print Name:	Calico Capital Group

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

By:	/s/ Trevor Colby	Address:	1512 Montana Avenue Santa Monica, CA 90403

Print Name:	Trevor Colby

[SIGNATURE PAGE OF INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

By:	/s/ Stephen Rasch

Print Name:	Patriot Capital Limited	Address:	12/E Novel Industrial Building 850-870 Lai Chi Kok Road Cheung Sha Wan, Kowloon Hong Kong

[SIGNATURE PAGE OF INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

By:	/s/ Mark Tunnery	Address:	11111 Santa Monica Blvd. Suite 1122 Los Angeles, CA 90025

Print Name:	MLA Capital, Inc.

[SIGNATURE PAGE OF INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

By:	/s/ N.J. Fiore	Address:	763 Oppen Road Ridgewood, NJ 07450

Print Name:	Ridgewood Ltd.

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